Exhibit 99.1

Ault Global Holdings Reports Second Quarter 2021 Results

Q2 2021 Revenue of $62.1 Million, up 1050% From the Prior Year’s Quarter

Q2 2021 Net Income of $42.2 Million Compared to a $1.4 Million Loss in the Prior Year’s Quarter

Total Assets of More Than a Quarter of a Billion Dollars ($259.1 Million)

Las Vegas, NV, August 16, 2021 – Ault Global Holdings, Inc. (NYSE American: DPW) a diversified holding company (the “Company”), today announced its financial results for the second quarter ended June 30, 2021.

Q2-2021 highlights

•	Revenue of $62.1 million, an increase of 1050% from $5.4 million in the prior second fiscal quarter;

•	Revenue from lending and trading activities of $53.3 million due to the allocation of capital to the Company’s wholly owned subsidiary, Digital Power Lending, LLC (“DP Lending”);

•	Revenue from lending and trading activities includes an approximate $40 million unrealized gain from the Company’s investment in Alzamend Neuro, Inc. (Nasdaq: ALZN) (“Alzamend”), early clinical-stage biopharmaceutical company focused on developing novel products for the treatment of neurodegenerative diseases and psychiatric disorders;

•	Revenue from cryptocurrency mining of $291,000 as the Company resumed cryptocurrency mining operations with approximately 1,000 miners during March 2021;

•	Net income of $42.2 million for the quarter, which represents the largest quarterly profit in Company history;

•	Positive working capital of $127.9 million;

•	Total assets of more than a quarter-of-a-billion dollars ($259.1 million); and

•	Cash of $105.4 million, marketable securities of $30.2 million and other investments of $81.5 million as of June 30, 2021.

Six months ended June 30, 2021 highlights

•	Revenue of $75.4 million, an increase of 585% from $11.0 million in the prior six-month period;

•	Revenue from lending and trading activities of $58.5 million due to the allocation of capital to DP Lending;

•	Revenue from cryptocurrency mining of $421,000 as the Company resumed cryptocurrency mining operations with approximately 1,000 miners during March 2021; and

•	Net income of $44.2 million compared to a net loss of $7.9 million in the prior six month period.

Revenues

Revenues by segment for the three months ended June 30, 2021 and 2020 were as follows:

	For the Three Months Ended June 30,
	2021	2020	Increase	%

Gresham Worldwide (“GWW”)	$6,475,000	$4,189,000	$2,286,000	55%
Coolisys Technologies Corp. (“Coolisys”)	1,831,000	1,246,000	585,000	47%
Ault Alliance:
Revenue, cryptocurrency mining	291,000	—	291,000	—
Revenue, lending and trading activities	53,274,000	(34,000)	53,308,000	156788%
Other	$258,000	—	258,000	—
Total revenue	$62,129,000	$5,401,000	$56,728,000	1050%

GWW

GWW’s revenues increased by $2.3 million, or 55%, to $6.5 million for the three months ended June 30, 2021, from $4.2 million for the three months ended June 30, 2020. GWW revenue in 2021 includes $1.7 million from Relec, which was acquired on November 30, 2020. In addition, the increase in revenue from our GWW segment for customized solutions for the military markets reflected the benefit of capital that was allocated to our defense business based on the overall improved capital structure of the Company.

Coolisys

Coolisys’ revenues increased by $586,000 or 47%, to $1.8 million for the three months ended June 30, 2021, from $1.2 million for three months ended June 30, 2020. The increase is due, in part, to the lack of disruptions to Coolisys’ business operations, which Coolisys experienced in the prior year period related to the temporary suspension of operations related to the outbreak of COVID-19.

Ault Alliance

Revenues from our cryptocurrency mining operations were $291,000 for the three months ended June 30, 2021, compared to nil for the three months ended June 30, 2020, as we resumed our cryptocurrency mining operations during the first quarter of 2021. Our decision to resume cryptocurrency mining operations in 2021 was based on several factors, including the market prices of digital currencies, and favorable power costs available at our Michigan Data Center, operated by our majority owned subsidiary Alliance Cloud Services, LLC (“Alliance”).

Revenues from our lending and trading activities increased to $53.3 million for the three months ended June 30, 2021, from negative revenues of $34,000 for the three months ended June 30, 2020, which is attributable to a significant allocation of capital from our recent equity financing transactions to our loan and investment portfolio. During the three months ended June 30, 2021, DP Lending generated significant income from appreciation of investments in marketable securities as well as shares of common stock underlying convertible notes and warrants issued to DP Lending in certain financing transactions. Under its business model, DP Lending also generates revenue through origination fees charged to borrowers and interest generated from each loan.

Revenues from our trading activities in 2021 included significant net gains on equity securities, including unrealized gains and losses from market price changes. These gains and losses have caused, and will continue to cause, significant volatility in our periodic earnings.

Gross margins

Gross margins increased to 89.9% for the three months ended June 30, 2021 compared to 37.1% for the three months ended June 30, 2020. Our gross margins have typically ranged between 33% and 37%, with slight variations depending on the overall composition of our revenue.

Our gross margins of 89.9% recognized during the three months ended June 30, 2021 resulted from the favorable margins from our lending and trading activities. Excluding the effects of margin from our lending and trading activities, our adjusted gross margins for the three months ended June 30, 2021, would have been 29%, slightly lower than our historical range.

Operating expenses

Operating expenses increased to $10.0 million for the three months ended June 30, 2021, representing an increase of $7.3 million compared to $2.7 million for the three months ended June 30, 2020.

The increase in operating expenses from the three months ended June 30, 2020 was due to the following:

•	Research and development expenses increased by $69,000 to $531,000 for the three months ended June 30, 2021, from $462,000 for the three months ended June 30, 2020. The increase in research and development expenses is due to costs incurred by Coolisys related to the development of our electric vehicle charger products;

•	Selling and marketing expenses were $1.5 million for the three months ended June 30, 2021, compared to $295,000 for the three months ended June 30, 2020, an increase of $1.2 million, or 410%. The increase was in part the result of increases in personnel costs directly attributable to the increase in sales and marketing personnel and consultants, primarily at Ault Alliance related to digital marketing and digital learning. The increase is also attributable to costs incurred at Coolisys to grow our selling and marketing infrastructure related to our electric vehicle charger products;

•	General and administrative expenses were $8.0 million for the three months ended June 30, 2021, compared to $2.9 million for the three months ended June 30, 2020, an increase of $5.1 million. General and administrative expenses increased from the comparative prior period due mainly to:

o	the accrual of a $2.9 million performance bonus related to trading activities during the period;

o	non-cash stock compensation costs of $545,000 related to GWW options and shares issued to GWW’s Chief Executive Officer and Chief Operating Officer;

o	general and administrative costs of $363,000 related to Relec, which was acquired on November 30, 2020;

o	increased costs related to our Michigan Data Center; and

o	higher consulting, audit, legal and insurance costs; and

•	The three months ended June 30, 2020 included a $1.0 million reversal of a provision for credit losses.

The Company’s Chief Financial Officer, Kenneth S. Cragun, said, “The financial results for the second quarter of 2021 demonstrate that we are continuing to achieve our objectives to grow revenue and improve operating results, with revenue growth of 1050% over the prior second fiscal quarter and net income of $42.2 million. We saw tremendous growth from our lending and trading activities with the infusion of capital and growth in all of our business segments. Our balance sheet remains strong, ending the second quarter of 2021 with positive working capital of $127.9 million.”

The Company’s Founder and Executive Chairman, Milton “Todd” Ault, III said, “Our results for the second quarter of 2021 reflect the strength of our lending and trading activities at DP Lending, our financial services subsidiary. We believe our current lending and investing pipeline is strong and if the market conditions for investing in small cap stocks remains strong, the future prospects for the Company are extremely promising. Quite simply, we are in the strongest position of our Company’s 52-year history. We have grown assets to more than a quarter of a billion and are announcing a goal to grow assets to more than one billion dollars. Over the longer term, we envision allocating $250 million to DP Lending, $250 million to real estate investments, and $500 million to completing acquisitions of profitable companies, or distressed companies that we believe we can make profitable. As discussed in the previous quarter, our near-term key initiatives include:

•	Exploring a potential IPO or other transaction to access capital markets for our GWW defense business;

•	Exploring a potential IPO for our power electronics and electric vehicle charger business;

•	Completing the initial 30,000 square foot buildout of our Michigan Data Center;

•	Ramping up cryptocurrency mining operations at our Michigan Data Center;

•	Ramping up fulfillment of the $50 million MTIX purchase order for MLSE plasma-laser systems;

•	Expanding our loan and investment portfolio at DP Lending; and

•	Considering further acquisitions.

Considering our subsidiaries operating in the sectors of defense, electric vehicle chargers, power electronic businesses, data center, crypto mining, lending and investment platform, the road ahead is bright.”

For more information on Ault Global Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.AultGlobal.com or available at www.sec.gov.

About Ault Global Holdings, Inc.

Ault Global Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, automotive, telecommunications, medical/biopharma, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Global Holding’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.AultGlobal.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.AultGlobal.com.

Contacts:

IR@AultGlobal.com or 1-888-753-2235

AULT GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2021	2020
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$105,391,000	$18,680,000
Marketable equity securities	30,172,000	2,563,000
Accounts receivable	4,730,000	3,852,000
Accounts and other receivable, related party	1,196,000	1,196,000
Accrued revenue	1,594,000	1,696,000
Inventories	2,900,000	3,374,000
Prepaid expenses and other current assets	5,373,000	2,988,000
TOTAL CURRENT ASSETS	151,356,000	34,349,000

Intangible assets, net	4,175,000	4,390,000
Goodwill	9,589,000	9,646,000
Property and equipment, net	7,262,000	2,123,000
Right-of-use assets	4,605,000	4,318,000
Investment in promissory notes, related parties	13,913,000	10,668,000
Investments in common stock and warrants, related parties	60,355,000	6,139,000
Investments in debt and equity securities	4,013,000	262,000
Investment in limited partnership	1,869,000	1,869,000
Loans receivable	572,000	750,000
Other investments, related parties	788,000	803,000
Other assets	604,000	326,000
TOTAL ASSETS	$259,101,000	$75,643,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$7,784,000	$10,579,000
Accounts payable and accrued expenses, related party	—	36,000
Operating lease liability, current	876,000	524,000
Revolving credit facility	103,000	125,000
Notes payable, net	1,808,000	4,048,000
Notes payable, related parties	—	188,000
Convertible notes payable, related party	—	400,000
Warrant liability	4,580,000	4,192,000
Income taxes payable	2,770,000	—
Other current liabilities	5,572,000	1,790,000
TOTAL CURRENT LIABILITIES	$23,493,000	$21,882,000

AULT GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

(Unaudited)

	June 30,	December 31,
	2021	2020
LONG TERM LIABILITIES
Operating lease liability, non-current	3,792,000	3,855,000
Notes payable	—	336,000
Notes payable, related parties	—	52,000
Convertible notes payable	427,000	386,000

TOTAL LIABILITIES	27,712,000	26,511,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Series A Convertible Preferred Stock, $25.00 stated value per share,	—	—
$0.001 par value – 1,000,000 shares authorized; 7,040 shares issued and outstanding at June 30, 2021 and December 31, 2020
(redemption amount and liquidation preference of $176,000
as of June 30, 2021 and December 31, 2020)
Series B Convertible Preferred Stock, $10 stated value per share,	—	—
$0.001 par value – 500,000 shares authorized; 125,000 shares issued and outstanding at June 30, 2021 and December 31, 2020 (liquidation preference of $1,250,000 at June 30, 2021 and December 31, 2020)
Class A Common Stock, $0.001 par value – 500,000,000 shares authorized;	56,000	28,000
56,159,963 and 27,753,562 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively
Class B Common Stock, $0.001 par value – 25,000,000 shares authorized;	—	—
nil shares issued and outstanding at June 30, 2021 and December 31, 2020
Additional paid-in capital	311,760,000	171,397,000
Accumulated deficit	(77,190,000)	(121,397,000)
Accumulated other comprehensive gain (loss)	(4,601,000)	(1,718,000)
TOTAL AULT GLOBAL HOLDINGS STOCKHOLDERS’ EQUITY	230,025,000	48,310,000

Non-controlling interest	1,364,000	822,000

TOTAL STOCKHOLDERS’ EQUITY	231,389,000	49,132,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$259,101,000	$75,643,000

AULT GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS) (Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$8,564,000	$5,435,000	$16,469,000	$11,004,000
Revenue, cryptocurrency mining	291,000	—	421,000	—
Revenue, lending and trading activities	53,274,000	(34,000)	58,485,000	2,000
Total revenue	62,129,000	5,401,000	75,375,000	11,006,000
Cost of revenue	6,278,000	3,496,000	11,386,000	7,349,000
Gross profit	55,851,000	1,905,000	63,989,000	3,657,000

Operating expenses
Research and development	531,000	462,000	1,133,000	903,000
Selling and marketing	1,505,000	295,000	2,747,000	633,000
General and administrative	7,992,000	2,918,000	13,084,000	5,821,000
Provision for credit losses	—	(1,000,000)	—	—
Total operating expenses	10,028,000	2,675,000	16,964,000	7,357,000
Income (loss) from continuing operations	45,823,000	(770,000)	47,025,000	(3,700,000)
Other income (expenses)
Interest income	14,000	36,000	51,000	36,000
Interest expense	(22,000)	(963,000)	(337,000)	(2,049,000)
Change in fair value of marketable equity securities	(1,915,000)	337,000	45,000	(29,000)
Realized gain on marketable securities	—	—	397,000	—
Gain (loss) on extinguishment of debt	447,000	(12,000)	929,000	(475,000)
Change in fair value of warrant liability	290,000	(10,000)	(388,000)	(6,000)
Total other income (expenses), net	(1,186,000)	(612,000)	697,000	(2,523,000)
Income (loss) from continuing operations before income taxes	44,637,000	(1,382,000)	47,722,000	(6,223,000)
Income tax (expense) benefit	(3,504,000)	6,000	(3,510,000)	12,000
Net income (loss) from continuing operations	41,133,000	(1,376,000)	44,212,000	(6,211,000)
Net loss from discontinued operations, net of taxes	—	—	—	(1,698,000)
Net income (loss)	41,133,000	(1,376,000)	44,212,000	(7,909,000)
Net loss attributable to non-controlling interest	1,083,000	—	3,000	—
Net income (loss) attributable to Ault Global Holdings	42,216,000	(1,376,000)	44,215,000	(7,909,000)
Preferred dividends	(4,000)	(3,000)	(9,000)	(7,000)
Net income (loss) available to common stockholders	$42,212,000	$(1,379,000)	$44,206,000	$(7,916,000)

Basic net income (loss) per common share:
Continuing operations	$0.82	$(0.24)	$0.97	$(1.20)
Discontinued operations	—	—	—	(0.33)
Net income (loss) per common share	$0.82	$(0.24)	$0.97	$(1.52)

Diluted net income (loss) per common share:
Continuing operations	$0.79	$(0.24)	$0.91	$(1.20)
Discontinued operations	—	—	—	(0.33)
Net income (loss) per common share	$0.79	$(0.24)	$0.91	$(1.52)
Weighted average basic common shares outstanding	50,783,000	5,864,000	45,052,000	5,199,000
Weighted average diluted common shares outstanding	52,780,000	5,864,000	47,574,000	5,199,000

Comprehensive income (loss)
Net income (loss) available to common stockholders	$42,212,000	$(1,379,000)	$44,206,000	$(7,916,000)
Other comprehensive income (loss)
Foreign currency translation adjustment	134,000	97,000	41,000	(51,000)
Net unrealized gain (loss) on derivative securities of related party	(5,893,000)	761,000	(2,924,000)	(481,000)
Other comprehensive income (loss)	(5,759,000)	858,000	(2,883,000)	(532,000)
Total comprehensive income (loss)	$36,453,000	$(521,000)	$41,323,000	$(8,448,000)

AULT GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Six Months Ended June 30,
	2021	2020

Cash flows from operating activities:
Net income (loss)	$44,212,000	$(7,909,000)
Less: Net loss from discontinued operations	—	(1,698,000)
Net income (loss) from continuing operations	44,212,000	(6,211,000)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	446,000	260,000
Amortization	191,000	167,000
Amortization of right-of-use assets	441,000	247,000
Amortization, related party	15,000	—
Interest expense – debt discount	40,000	908,000
Gain on extinguishment of debt	(929,000)	—
Change in fair value of warrant liability	(290,000)	10,000
Accretion of original issue discount on notes receivable – related party	(4,000)	15,000
Accretion of original issue discount on notes receivable	(955,000)	(4,000)
Increase in accrued interest on notes receivable – related party	(1,000)	—
Stock-based compensation	584,000	143,000
Realized losses on other investments	—	28,000
Realized gains on sale of marketable securities	(12,283,000)	(15,000)
Unrealized gains on marketable equity securities	(3,483,000)	(52,000)
Unrealized (gains) losses on equity securities – related party	(39,852,000)	65,000
Unrealized (gains) losses on equity securities	(1,224,000)	73,000
Changes in operating assets and liabilities:
Marketable equity securities	(9,616,000)	—
Accounts receivable	(887,000)	199,000
Accrued revenue	78,000	34,000
Inventories	485,000	(35,000)
Prepaid expenses and other current assets	(2,537,000)	181,000
Other assets	(246,000)	(39,000)
Accounts payable and accrued expenses	(2,651,000)	1,365,000
Accounts payable, related parties	(36,000)	(24,000)
Income taxes payable	2,770,000
Other current liabilities	4,472,000	660,000
Lease liabilities	(439,000)	(234,000)
Net cash used in continuing operating activities	(21,699,000)	(2,259,000)
Net cash provided by discontinued operating activities	—	1,000
Net cash used in operating activities	(21,699,000)	(2,258,000)

Cash flows from investing activities:
Purchase of property and equipment	(5,590,000)	(190,000)
Investment in promissory notes, related parties	(4,040,000)	(199,000)
Investments in common stock and warrants, related parties	(16,483,000)	(10,000)
Investment in real property, related party	(2,670,000)	—
Proceeds from sale of investment in real property, related party	2,670,000	—
Purchase of marketable equity securities	—	—
Sales of marketable equity securities	430,000	110,000
Proceeds from loans receivable	—	140,000
Investments in debt and equity securities	(4,054,000)	(3,000)
Net cash used in investing activities	$(29,737,000)	$(152,000)

AULT GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (continued)

	For the Six Months Ended June 30,
	2021	2020

Cash flows from financing activities:
Gross proceeds from sales of common stock	$144,044,000	$—
Financing cost in connection with sales of equity securities	(4,541,000)	—
Proceeds from convertible notes payable	—	100,000
Proceeds from notes payable	500,000	3,148,000
Proceeds from short-term advances – related party	—	604,000
Payments on short-term advances – related party	—	(98,000)
Payments on notes payable	(1,917,000)	(186,000)
Payments on advances on future receipts	-	(20,000)
Payments of preferred dividends	(9,000)	(7,000)
Payments on revolving credit facilities, net	(23,000)	68,000

Net cash provided by financing activities	138,054,000	3,609,000

Effect of exchange rate changes on cash and cash equivalents	93,000	9,000

Net increase in cash and cash equivalents	86,711,000	1,208,000

Cash and cash equivalents at beginning of period	18,680,000	483,000

Cash and cash equivalents at end of period	$105,391,000	$1,691,000

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$658,000	$71,000

Non-cash investing and financing activities:
Cancellation of convertible notes payable into shares of common stock	$—	$2,689,000
Cancellation of notes payable into shares of common stock	$449,000	$—
Payment of accounts payable with digital currency	$119,000	$—
Issuance of common stock in payment of liability	$—	$229,000
Cancellation of short-term advances, related party into shares
of common stock	$—	$740,000
Issuance of notes payable and convertible notes payable in
payment of accrued expenses	$—	$420,000
Conversion of debt and equity securities to marketable securities	$2,656,000	$—
Conversion of loans to debt and equity securities	$150,000	$—
Conversion of convertible notes payable, related party into shares
of common stock	$400,000	$—